UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Lucas Publications, Inc.
(Name of small business issuer in its charter)

Delaware	2731	26-2728451
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

417 West 43rd Street
Suite #4
New York, New York 10036
Telephone (347) 497-9810
(Address and telephone number of registrant’s principal executive offices)

National Corporate Research. Ltd.
615 South DuPont Highway
Dover, Delaware 19901
Telephone (302) 734-1450
(Name, address and telephone number of registrant’s agent for service)

Copies to:
Joseph Lambert Pittera, Esq.
Law Offices of Joseph Lambert Pittera 2214 Torrance Boulevard Torrance, California 90501 Telephone: (310) 328-3588 Facsimile No. (310) 328-3063

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
[  ] _______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ] ______________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)
Shares of Common
Stock, par value	4,000,000	$.01	$40,000	$1.23
$0.001

1	4,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Lucas Publications, Inc.
4,000,000 Shares of Common Stock
$.01 per share

Lucas Publications, Inc. (“Company”) is offering on a best-efforts basis a maximum of 4,000,000 shares of its common stock at a price of $0.01 per share. The shares are offered on a self-underwritten, “best efforts,” all or none basis directly through our officers and directors.  The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus.  There is no minimum number of shares required to be purchased.  We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering.  This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration of the offering, all monies will be returned to investors, without interest or deduction.  See “Use of Proceeds” and “Plan of Distribution”. No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Our officer and director will not register as a broker-dealer with the Securities and Exchange Commission in reliance on Rule 3a4-1 of the Securities Exchange Act. The intended methods of communication include, without limitation, telephone, and personal contact. For more information, see the section titled “Plan of Distribution” herein.

The Officer and director of the issuer and any affiliated parties thereof, will not participate in this offering.

The offering shall terminate on the earlier of (i) the date when the sale of all 4,000,000 shares is completed or (ii) one hundred and eighty (180) days from the date of this prospectus. Lucas Publications will not extend the offering period beyond one hundred and eighty (180) days from the effective date of this prospectus.

The Company is a development stage start-up, and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a complete loss of your investment.

Prior to this offering, there has been no public market for Lucas Publications, Inc.’s common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 7.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Maximum	4,000,000	$0.01	$0.00	$40,000

The information in this prospectus is not complete and may be changed. Lucas Publications, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Lucas Publications, Inc. does not plan to use this offering prospectus before the effective date.

Subject to Completion, Dated __________, 200__

TABLE OF CONTENTS

Lucas Publications, Inc.
417 West 43rd Street
Suite #4
New York, New York 10036
Telephone (347) 497-9810

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,” and “Company” are to Lucas Publications, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Lucas Publications, Inc. was incorporated in the State of Delaware on March 11, 2008.  Lucas Publications Inc. was formed with the specific intent of entering into the field of book publishing in the general interest book market.

The books we intend to publish will compete in the general interest book market covering most categories, including fiction, biography and children's books. Because of the increasing demand on people's time and the increasing complexity of life in general, we believe people are also turning to self-help and similar books to increase personal productivity, enhance career success and provide competitive advantages in a rapidly changing economy, as well as to provide personal enrichment.

Advances to authors vary from $100 to $1 million.  Advances are a portion of what a publisher conservatively believes you will earn within the first year or two of publication.  We will pre-sell foreign and ancillary rights in order to provide authors with the means of continuing their work.

Royalties are generally 6 to 8 percent of the retail price on trade paperbacks, 6 to 10 percent of the retail price on mass market paperbacks, and 10 to 15 percent of the retail price on hard-covers. We intend to offer competitive royalties to get certain manuscripts.

We are a development stage company and have not yet opened for business or generated any revenues.  Our limited start-up operations have consisted of the formation of our business plan and identification of our target market.  We will require the funds from this offering in order to fully implement our business plan as discussed in the “Plan of Operation” section of this prospectus.  We have been issued a “substantial doubt” going concern opinion from our auditors as a result of not generating any business to date.

Our principal and executive offices are located at the premises of our President, Alex Lucas, which he provides to us on a rent free basis at 417 West 43rd Street, Suite #4, New York, New York 10036 with telephone number of (347) 497-9810.  We plan to use these offices until we require larger space.  Our registered statutory office is located at 615 South DuPont Highway, Dover, Delaware 19901.  Our fiscal year end is December 31.

THE OFFERING

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	4,000,000 shares of common stock, par value $0.0001, at a price of $.01 per share.

Offering Price per Share:	$.01

Offering Period:
The shares are being offered for a period not to exceed 180 days.  In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company:	$40,000 maximum.

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	6,000,000

Number of Shares Outstanding
After the Offering:	10,000,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

RISK FACTORS:

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

RISKS ASSOCIATED WITH OUR COMPANY

The loss of our key officers and directors, Alex Lucas, may raise substantial doubt as to the continued viability of Lucas Publications.
Lucas Publications, Inc.’s operations depend on the efforts of Alex Lucas, the only officer and director of Lucas Publications. Mr. Alex Lucas currently works full time for Lucas Publications. Because of this, the loss of the services of Mr. Alex Lucas may irreparably harm the Company in such a manner that Lucas Publications cannot guarantee that it will be able to overcome any such loss in management.

Purchasers in this offering will have limited control over decision making because Alex Lucas, Lucas Publication’s officer, director, and shareholder controls   100% of Lucas Publications issued and outstanding common stock
Presently, Alex Lucas, Lucas Publication’s director, president, and treasurer beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Lucas Publications security holders, including the election of directors. Mr. Alex Lucas would retain 60.00% ownership in Lucas Publications common stock assuming the maximum amount of shares of this offering is sold. Such concentrated control may also make it difficult for Lucas Publications stockholders to receive a premium for their shares of Lucas Publications common stock in the event Lucas Publications enters into transactions, which require stockholder approval. In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Lucas Publications. For example, Delaware law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

Investors may lose their entire investment if Lucas Publications fails to implement its business plan.
Lucas Publications expects to face substantial risks, uncertainties, expenses, and difficulties because it is a development-stage company. Lucas Publications was formed in Delaware on March 11, 2008. Lucas Publications has no demonstrable operations record of substance upon which you can evaluate Lucas Publication’s business and prospects. Lucas Publications prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. Lucas Publications cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, Lucas Publications has had only limited start-up operations and has generated no revenues. Considering these facts, independent auditors have expressed substantial doubt about Lucas Publication’s ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement, of which this prospectus is a part. In addition, Lucas Publication’s lack of operating capital could negatively affect the value of its common shares and could result in the loss of your entire investment.

Because of our new business model, we have not proven our ability to generate profit, and any investment in Lucas Publications is risky.
We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock.  We have not sold any of our products to date.  Our auditors have expressed substantial doubt about our ability to continue as a going concern.  We cannot assure that we will ever be profitable.  Since we have not proven the essential elements of profitable operations, you will be furnishing venture capital to us and will bear the risk of complete loss of your investment in the event we are not successful.

Paper costs fluctuate which may adversely affect our business.
Although we do not make significant direct paper purchases, paper costs will constitute a significant component of our printing expenses, which we expect to account for 30% of our total operating expenses in 2008.  Paper prices have been volatile over the past several years, and management anticipates such volatility to continue in the future. Significant increases in paper prices could adversely affect our financial condition and results of operations.  We pay printers for printing and paper.  These printers also get paid for binding.

We may be unsuccessful in monitoring new trends.
Our net revenue derived from the sale of a new book generally decreases with time. Consequently, our future success depends on our ability to identify and monitor trends in the fiction, non-fiction, instructional and self-help markets and to offer new titles, as well as other products and services that address the changing needs of our target audiences. To establish market acceptance of a new publication, we will dedicate significant resources to research and editorial development, production and sales and marketing. We will incur significant costs in developing, publishing and selling a new book, which often significantly precedes meaningful revenues from its sale. Consequently, new publications can require significant time and investment to achieve profitability. Prospective investors should note, however, that there can be no assurance that our efforts to introduce new publications or other products or services will be successful or profitable.

We intend to record as an expense the costs related to the development of new publications and products, other than author advances, as they are incurred. As a result, our profitability from quarter-to-quarter and from year-to-year may be adversely affected by the number and timing of new publications and product launches in any period and the level of acceptance gained by such publications and products.

We face risks associated with supplier contracts.
We will rely on a number of printing companies to print our books, including any capable commercial printers. If our relationship with these vendors was to be interrupted, or service from them delayed for any reason, our future financial or operating results could be adversely affected.

We face product distribution and product return risks.
Our future financial results depend in large part on our ability to develop relationships with our customers. Any disruption in our relationships with our future customers could adversely affect our financial performance.  If, during any period, our customers return more books than we previously estimated, our financial results in that period would be adversely affected

We may face claims of infringement on intellectual property rights.
Other parties may assert claims of ownership or infringement or assert a right to payment with respect to the exploitation of certain intellectual properties against us. In many cases, the rights owned or being acquired by us are limited in scope, do not extend to exploitation in all present or future media or in perpetuity and may not include the right to create derivative works, such as merchandising and character rights, remakes or sequels. We cannot assure you that we will prevail in any of these claims. In addition, our ability to demonstrate, maintain or enforce these rights may be difficult. The inability to demonstrate or difficulty in demonstrating our ownership or license rights in these properties may adversely affect our ability to generate revenue from or use of these properties.

If we do not raise funds through this offering, it is unlikely that we can continue operations.
As of June 30, 2008, we had assets of $100 and current liabilities of ($100).  We are devoting substantially all of our present efforts to establishing a new business and need the proceeds from this offering to continue implementing our new business plan.  We have not generated any income as of June 30, 2008 for the current fiscal year. If we cannot raise funds through this offering, we will have to seek other sources of financing or we will be forced to curtail or terminate our business.  There is no assurance that additional sources of financing will be available at all or at a reasonable cost.  These factors raise substantial doubt about our ability to continue as a going concern.

If our operating costs exceed our estimates, it may impact our ability to continue operations.
We believe we have accurately estimated our needs for the next twelve months based on receipt of the total amount of the offering.  It is possible that we may need to purchase additional equipment and supplies or that our operating costs will be higher than estimated.  If this happens, it may impact our ability to generate revenue and we would need to seek additional funding.  We intend to establish our initial client base via existing relationships that our sole director and officer has established in his past business relationships.  Should these relationships not generate the anticipated volume of clientele, any unanticipated costs would diminish our working capital.

Competitors with more resources may force us out of business.
Competition in book publishing stems from a variety of factors, including editorial quality, timely introduction of new titles, product positioning, pricing and brand name recognition.  The principal competitors for our business are Random House, Simon & Schuster, Hyperion Books, Hachette and HarperCollins. Each of these competitors has substantially greater financial resources than we do.  Non-print media, such as the Internet and CD-ROMs, may also present substantial competition. If computer users increase their reliance on instruction and other information disseminated on-line, our business could be adversely affected.  We may be unsuccessful in competing with other book publishers which may materially harm our business.

Lucas Publications may not be able to attain profitability without additional funding, which may be unavailable.
Lucas Publications, Inc. has limited capital resources. Unless Lucas Publications begins to generate sufficient revenues to finance operations as a going concern, Lucas Publications may experience liquidity and solvency problems. Such liquidity and solvency problems may force Lucas Publications to cease operations if additional financing is not available. No known alternative resources of funds are available to Lucas Publications in the event it does not have adequate proceeds from this offering. However, Lucas Publications believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

You may not be able to sell your shares in Lucas Publications because there is no public market for Lucas Publications stock.
There is no public market for Lucas Publications common stock. Alex Lucas, our sole officer and director, currently holds 100% of the Lucas Publications issued and outstanding common stock. Therefore, the current and potential market for Lucas Publications common stock is limited. No market is available for investors in Lucas Publications common stock to sell their shares if the Company does not acquire listing status. Lucas Publications cannot guarantee that a meaningful trading market will develop.

If Lucas Publications stock ever becomes tradable, of which Lucas Publications cannot guarantee success, the trading price of Lucas Publications common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond Lucas Publications control. In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of Lucas Publications stock.

Investors may have difficulty liquidating their investment because Lucas Publications’ stock will be subject to Penny Stock Regulation.
The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in Lucas Publications shares, thereby reducing the level of trading activity in any secondary market that may develop for Lucas Publications shares. Consequently, customers in Lucas Publications securities may find it difficult to sell their securities, if at all.

Investors in this offering will bear a substantial risk of loss due to immediate and substantial dilution.
The principal shareholder of Lucas Publications, Alex Lucas, who also serves as its director, president, and treasurer, acquired 6,000,000 restricted shares of Lucas Publications common stock at a price per share of $0.0001 for services. Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Lucas Publications common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

All of Lucas Publication’s issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on these shares is lifted, and the shares are sold in the open market, the price of Lucas Publications common stock could be adversely affected.
All of the presently outstanding shares of common stock, aggregating 6,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided Lucas Publications is current in its reporting obligations under the Exchange Act), subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Lucas Publications currently has one shareholder who owns 6,000,000 restricted shares or 100% of the aggregate shares of outstanding common stock. When these shares become unrestricted and available for sale, the sale of these shares by the individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of Lucas Publications common stock in any market that might develop.

Lucas Publications is selling the shares offered in this prospectus without an underwriter and may not be able to sell any of the shares offered herein.
Alex Lucas, Lucas Publication’s sole officer and director, is offering the common shares on a best-efforts basis on Lucas Publication’s behalf. There is no broker-dealer retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that Lucas Publications is capable of selling all, or any, of the common shares offered hereby.

USE OF PROCEEDS

When all of the shares are sold the gross proceeds from this offering will be $40,000.  We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

Proceeds to Us:	$40,000

Advertising and Marketing	$7,500
Website design	$5,000
Equipment	$5,000
Accounting, Auditing, Legal	$7,500
Office and Administration	$5,000
Working Capital	$10,000

Total Net Proceeds	$40,000

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Lucas Publication’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Tangible Book Value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Lucas Publication’s issued and outstanding stock. This is due in part because of the common stock issued to the Lucas Publication’s sole officer, director, and employee totaling 6,000,000 shares at par value $0.002 per share versus the current offering price of $0.01 per share. Please refer to the section titled “Certain Transactions”, herein, for more information.   With 6,000,000 common shares issued the net book value of Lucas Publications before the offering is $.002.  Assuming all 4,000,000 shares offered are sold, and in effect Lucas Publications receives the maximum estimated proceeds of this offering from shareholders, Lucas Publications net book value will be approximately $0.0028 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0072 per share, while the Lucas Publication’s present stockholders will receive an increase of $0.0048per share in the net tangible book value of the shares that they hold. This will result in a 72% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering. This table represents a comparison of the various prices paid by the individual who purchased shares in Lucas Publications previously:

Book Value Per Share Before the Offering	$.002

Book Value Per Share After the Offering	$.0028

Net Increase to Original Shareholders	$.0048

Decrease in Investment to New Shareholders	$.0072

Dilution to New Shareholders (%)	72%

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering.  This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares that are sold by him.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  Mr. Alex Lucas, our officer and director, will sell the Shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

They will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

    a.           Our officers and directors are not subject to a statutory disqualification, as that termis defined in Section 3(a)(39) of the Act, at the time of their participation; and

    b.           Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

    c.           Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

    d.           Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)  and (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are only irrevocable if the total amount of 4,000,000 common shares, are not sold.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the “Expiration Date”).

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort” offering and, as such, we will not be able to spend any of the proceeds unless and until the total of 4,000,000 common shares are sold and all proceeds from such sale are received.  We intend to hold all monies collected for subscriptions in a separate escrowed bank account with our counsel, Joseph L. Pittera, Esq., until the total amount of $40,000 has been received.  At that time, the funds will be transferred to our business account for use in the implementation of our business plans.  In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the company, are irrevocable unless the total offering of 4,000,000 common shares are not sold.  All checks for subscriptions should be made payable to “Law Offices of Joseph L. Pittera F/B/O Lucas Publications, Inc.”

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $.0001 per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  There are presently 6,000,000 common shares issued and outstanding with only one shareholder.

There are currently no outstanding option or warrant awards, and the Company has not implemented any equity compensation plan.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this offering is completed, the present stockholders will own 60% of our outstanding shares and the purchasers in this offering will own 40%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to June 30, 2008, included in this prospectus has been audited by Moore & Associates, Chartered.  We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

The Law Offices of Joseph L. Pittera, 2214 Torrance Boulevard, Suite 101, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

We were incorporated on March 11, 2008, under the laws of the State of Delaware.

As of the date hereof, we have had only limited start-up operations and have not generated any significant revenues. In September 2008, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

Our executive offices are located at 417 W. 43 Street, Suite #4, New York, New York 10036.

Our fiscal year end is December 31.

INDUSTRY BACKGROUND

The books we intend to publish will compete in the general interest book market covering most categories, including fiction, biography and children's books. Because of the increasing demand on people's time and the increasing complexity of life in general, we believe people are also turning to self-help and similar books to increase personal productivity, enhance career success and provide competitive advantages in a rapidly changing economy, as well as to provide personal enrichment.

Advances to authors vary from $100 to $1 million.  Advances are a portion of what a publisher conservatively believes you will earn within the first year or two of publication.  We will pre-sell foreign and ancillary rights in order to provide authors with the means of continuing their work.

Royalties are generally 6 to 8 percent of the retail price on trade paperbacks, 6 to 10 percent of the retail price on mass market paperbacks, and 10 to 15 percent of the retail price on hard-covers. We intend to offer competitive royalties to get certain manuscripts.

PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

The large and well-known publishing houses deal almost exclusively with agents, and many simply will ignore a proposal that is not submitted by an agent. Our mission is to consider and accept those manuscripts that agents ignore.  We intend to fully bypass agents and develop relationships with writers directly.  We intend to find and nurture new authors by working directly with them, regardless of their lack of track record and/or experience.

We intend to provide a consistent, accessible and rewarding reading experience to readers by offering quality products supported by mass marketing

We will also focus on branded content and mass marketing. We will acquire unsold quality products, at deep discount, that has been supported by extensive marketing campaigns, which built name recognition. We intend to exploit this name recognition which will generate repeat demand for those books.

We intend to assemble a group of creative personnel, paid on a per book basis, who will identify and develop new titles and subject areas.  They can also build a list of highly respected, leading authorities, media celebrities and experienced computer/Internet authors. Through this collaboration, and in conjunction with our seeking out new authors, our editorial team will build brand consistency through high quality, easy-to-read publications.

DISTRIBUTION METHODS

We intend to gain shelf space at retailers by developing sales and marketing programs that, unlike those of other book publishers, provide additional compensation to distributors and to the ultimate consumer, the reader.  We will establish a rebate program, like airline bonus miles, that distributors, retailers and readers can use to get additional books.

We also intend to establish distribution channels, such as on-line retailers, Amazon and Ebay and other non-traditional channels,  like Wal-Mart, Home Depot and Bed Bath and Beyond,   for the distribution of our books.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

We expect to face significant competition in the book publishing industry.  Approximately 90% of the books sold, come from established, conventional publishers, including Harper Collins, McGraw-Hill, Penguin, Random House, Simon & Schuster, Scholastic, WW Norton and Wiley.

They are large, successful companies, using traditional methods for finding, printing, publicizing, distributing and selling books.

We will have the advantage of not being stuck in traditional methods and can produce and sell our books in an innovative way, trying new systems for providing books.  We cannot however, guarantee that we will be able to compete effectively and because we have not yet begun operations we do not have a competitive position relative to these other companies.

SOURCES AND AVAILABILITY OF PRODUCTS

We intend to focus on segments of the book publishing market that are generally ignored by the major publishers, and therefore believe that there will be many different authors that will utilize our publishing expertise and services.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our services, we will not rely on one or a few major customers.

PATENTS AND TRADEMARKS

We do not have, nor do we intend to apply for in the near future, any patents or trademarks.  We will assess the need for any patents or trademarks on a continuing basis.

NEED FOR ANY GOVERNMENT APPROVAL OR PRINCIPAL PRODUCTS

We do not require any government approval for our services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws.  We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date.  We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, Mr. Alex Lucas, who is our sole officer and director.  Mr. Lucas, currently devotes all of his time to the Company and is responsible for the primary operation of our business.  There are no formal employment agreements between the company and our current employees.

DESCRIPTION OF PROPERTY

We currently do not own any property.  We are currently operating free of charge out of the premises of our President Alex Lucas  located at 417 West 43rd Street, Suite #4, New York, New York 10036.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.

FINANCIAL STATEMENTS

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the date of incorporation, March 11, 2008, to June 30, 2008 immediately follow.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $12,000 for the period from  inception, March 11, 2008 to June 30, 2008. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of incorporation through June 30, 2008.  For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

Cash	$100
Total assets	$100
Total liabilities	$100
Shareholders’ equity	$(12,000)

Other than the shares offered by this prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has a negative current ratio and Company has incurred an accumulated deficit of $12,000 for the period from March 11, 2008 to June 30, 2008. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.  Management has plans to seek additional capital through a private placement and public offering of its common stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only.  The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs.  Our 12 month budget is based on minimum operations which will be completely funded by the $40,000 raised through this offering.  If we begin to generate profits we will increase our marketing and sales activity accordingly.  We estimate sales to begin in the period June through August 2009.  Because our business is driven by actual sales of books published, our revenue requirements will be reviewed and adjusted based on those actual sales.  The costs associated with operating as a public company are included in our budget.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.  We plan to complete our milestones as follows:

October through November 2008

Management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential authors.  We will hire a website designer to develop a preliminary website where we will be able to provide a brief summary of our company and supply potential clients with basic information and contact numbers.  We estimate the cost of developing and implementing the website to be approximately $5,000 and the acquisition of equipment will cost us an additional $5,000.

December 2008 through February 2009

We will begin the process of identifying authors that meet our criteria of being overlooked by the other major publishers in the industry.  We will begin the process of contacting book buyers and getting them interested in the projects that we have under contract.   We will also fine tune our website to better reflect the projects that we have under contract.  We estimate that the cost of continuing to develop our marketing and sales to be approximately $7,500 in this period.

March 2009 through May 2009

Based upon the projects that we have on hand we will begin the process of approaching printing establishments and obtaining competitive bids for printing projects that we have under contract.  We will seek to sell the books that we have under contract to book buyers.

June 2009 through August 2009

We expect to begin actual sales of books by this period and depending on the income generated will continue to invest the funds in fine tuning our business model.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a December 31, year end.

B.	BASIC EARNINGS PER SHARE

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from inception (March 11, 2008) to June 30, 2008.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $100 in cash and cash equivalent at June 30, 2008.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities - Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities’ first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name Alex Lucas	Age 68	First Year as Director March 2008	Position President, Chief Executive Officer, Secretary, Chief Financial Officer, Sole Director

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

ALEX LUCAS, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mr. Lucas started his career in Los Angeles in 1972, producing a motion picture starring Richard Burton and Elizabeth Taylor.  Mr. Lucas developed Television movies and mini-series for C.B.S. television and produced the Mike Hammer movie of the week which went on to be a series on C.B.S.  During the early 1980s, Mr. Lucas worked for Glen Larson Productions at 20th Century Fox.  In 1984, Mr. Lucas went to Wall Street and joined underwriter, Muller and Co.  In 1990, Mr. Lucas moved to Africa, where he assisted in the opening of Crane Bank in Uganda.  From 2003 through 2004 Mr. Lucas was Managing Director of Habib Investments in Uganda, and in 2005 Mr. Lucas managed Dolphin Suites Hotel/Restaurant in Kampala, Uganda.  From 2006 to the present Mr. Lucas has been living and working in New York where he currently works for European Investment Group which seeks small private companies to be acquired by public companies.  In addition Mr. Lucas has handled several mergers and has been involved in public relations for a number of other clients.  Mr. Lucas has over twenty years of work experience in film and television production, and has written books thereby giving him experience in working with agents and publishers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation, other than shares of common stock previously issued, for his services during the development stage of our business operations.  He is reimbursed for any out-of-pocket expenses that he incurs on our behalf.  In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive (#)	Deferred Comp Earnings ($)	All Other ($)

Alex Lucas	2008	-	-	6,000,000	-	-	-	-
President, Treasurer, and Director

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made toe the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the date of incorporation on March 11, 2008, Lucas Publications has not paid any compensation to any officer, director, or employee. The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of Class	Name, Title and Address of BeneficialOwner of Shares (1)	Amount of BeneficialOwnership (2)	Before Offering	After Offering (3)

Common	Alex Lucas, President, CEO, and Director	6,000,000	100%	60%

All Officers and Directors as a Group		6,000,000	100%	60%

1.  The address of each executive officer and director is c/o Lucas Publications, Inc., 417 West 43rd Street, Suite #4, New York, New York 10036.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the maximum amount of this offering (4,000,000 shares of common stock) by Lucas Publications. The aggregate amount of shares to be issued and outstanding after the offering is 10,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 6,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Alex Lucas is our sole officer and director.  We are currently operating out of the premises of Mr. Lucas, the officer and director of our Company, on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On June 6, 2008 the Company issued a total of 6,000,000 shares of common stock to Mr. Lucas for services valued at $12,000 or at $0.002 par value.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                   PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lucas Publications, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Lucas Publications, Inc. (A Development Stage Company) as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2008 and since inception on March 11, 2008 through June 30, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lucas Publications, Inc. (A Development Stage Company) as of June 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the year ended June 30, 2008 and since inception on March 11, 2008 through June 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 4 to the financial statements, the Company has an accumulated deficit of $12,000 and a working capital of $100.00 and has earned no revenue, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 4.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
September 15, 2008

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Lucas Publications, Inc.
BALANCE SHEET
Audited to June 30, 2008

Audited
June 30, 2008
ASSETS

Current Assets
Cash	$100
Total Assets	$100

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES

Loan Payable (From Director)	$100

Total Liabilities	$100

Stockholders' Equity
100,000,000 shares Common Stock
Authorized at $0.0001/par value
6,000,000 shares issued and
outstanding at June 30, 2008	$600
Additional Paid-in Capital	11,400
Deficit accumulated	(12,000)

Total Stockholders' Equity	$-

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$100

The accompanying footnotes are an integral part of these financial statements.

Lucas Publications, Inc.
STATEMENT OF OPERATIONS
For the period from March 11, 2008 to June 30, 2008

Inception (March 11, 2008)
Through
June 30, 2008

REVENUES
Revenues	$-
Total Revenues

Operating Expense
Administrative Expense	$12,000

Provision for Income Taxes	-
Net (Loss)	$(12,000)

Basic earnings per share	$(0.00)

Weighted average number of
common shares outstanding	6,000,000

The accompanying footnotes are an integral part of these financial statements.

Lucas Publications, Inc.
STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

		Common	Additional	Deficit Accumulated
	Common	Stock	Paid-in	During the
	Stock	Amount	Capital	Development Stage	Total

Stock issued for services June 6, 2008	6,000,000	$600	$11,400		$12,000
Net loss June 30, 2008				(12,000)	(12,000)
Balance June 30, 2008	6,000,000	600	11,400	(12,000)	0

The accompanying footnotes are an integral part of these financial statements.

Lucas Publications, Inc.
STATEMENT OF CASH FLOWS
For the Period from Inception March 11, 2008 through June 30, 2008

Inception (March 11, 2008)
Through
June 30, 2008

OPERATING ACTIVITIES
Net income (loss)	$(12,000)
Loan Payable	$100
Total cash provided by (used in) operating activities	$(11,900)

INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	$-
Total cash provided by (used in) investing activities	$-

FINANCING ACTIVITIES
Issuance of Common Stock	$12,000
Total cash provided by (used in financing activities)	$12,000

Net increase (decrease) in cash	$100

Cash at beginning of period	$-

Cash at end of period	$100

Supplemental Information	-

The accompanying footnotes are an integral part of these financial statements.

Lucas Publications, Inc.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
June 30, 2008

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Lucas Publications, Inc. (the Company) was incorporated under the laws of the State of Delaware on March 11, 2008.  The Company is a development stage company that intends to publish books which will compete in the general interest book market covering most categories of reading materials.

NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Presentation

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles applicable to development stage enterprises.

b.   Fiscal Periods

The Company’s fiscal year end is December 31.

c.   Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

d.  Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $100 in cash and cash equivalent at June 30, 2008.

e.  Start-Up Costs

In accordance with the American Institute of Certified Public Accounts Statement of Position 98-5, “Reporting on the Costs of Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

f.  Fair Value of Financial Instruments and Derivative Financial Instruments

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) Number 119, “Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments.”  The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item.  Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision.  Changes in assumptions could significantly affect these estimates.  The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

g.   Segmented Reporting

SFAS Number 131, “Disclosure about Segments of an Enterprise and Related Information,” changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders.  It also requires entity-wide disclosures about the products and services that an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

h.   Federal Income Taxes

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

i.  Earnings (Loss) per Share

The Company has adopted Financial Accounting Standards Board (“FASB”) Statement Number 128, “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from inception (March 11, 2008) to June 30, 2008.

j.  Comprehensive Income (Loss)

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements.  For the period ended June 30, 2008, the Company had no items of other comprehensive income.  Therefore, net loss equals comprehensive loss for the period ending June 30, 2008.

NOTE 3.   CAPITAL STOCK

a)	Authorized Stock:

The Company has authorized 100,000,000 common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

(b)	Share Issuance:

On June 6, 2008, the Company issued 6,000,000 common shares at $0.002 to the President/Director as compensation for services valued at $12,000.

On June 6, 2008, the company directed the preparation of a form S-1 to register 4,000,000 common shares of the Company at a price of $.01 per share to raise $40,000 for the Company.

NOTE 4.   GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at June 30, 2008, the Company has an accumulated deficit of $12,000, working capital of zero and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and implementation of its business plan.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 5.  RECENT ACCOUNTING PRONOUNCEMENTS

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities’ first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 6.  RELATED PARTY TRANSACTIONS

While the company is in its organization phase, the President/Director has advanced funds to the company to pay for the opening of a bank account.  These funds are interest free, with no expectation of repayment.  The balance due to the CFO etc. on June 30, 2008 is $100.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Lucas Publications in connection with registering the sale of the common stock. Lucas Publications has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the maximum proceeds are raised.

Legal and Professional Fees	$10,000.00
Accounting Fees	$4,300.00
Blue Sky Qualification Fees	$--

Total	$14,300.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article “EIGHTH” of our Certificate of Incorporation provides for indemnification of our directors as follows:

“No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director or a director.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  No amendment to or repeal of this Article Eight shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.”

In addition, Delaware Corporation Law Section 145 entitled Indemnification of Officers, Directors, Employees and Agents; Insurance contains numerous provisions regarding indemnification for those persons indicated in its section heading.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to our directors officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

The Issuer has not since inception raised any funds through sales of its common stock.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

ITEM 16.    EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1 3.2 3.3	Articles of Incorporation Amended Articles of Incorporation Bylaws

5	Opinion of Joseph L. Pittera, Esq.

23.1 23.2	Consent of Independent Auditor Consent of Counsel (See Exhibit 5)

99	Additional Exhibits
a) Subscription Agreement b) Escrow Agreement

ITEM 17.   UNDERTAKINGS.

Under Rule 415 of the Securities Act, we are registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and (b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

Based on the above-referenced facts and in compliance with the above-referenced rules, Lucas Publications includes the following undertakings in this Registration Statement:

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(1) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on October 7, 2008.

Lucas Publications, Inc.
(Registrant)

By: /s/ Alex Lucas
Alex Lucas
President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Alex Lucas Alex Lucas	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	October 7, 2008